Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Peoples Energy Corporation on Form S-8 of our report dated December 10, 2003, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of a new accounting principle) appearing in the Annual Report on Form 10-K of Peoples Energy Corporation for the year ended September 30, 2003.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Chicago, Illinois
March 1, 2004